Exhibit 3.12
BY-LAWS
OF
A.H. ACQUISITION, INC.
(A Missouri Corporation)
ARTICLE I
OFFICES AND RECORDS
     Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.
     Corporate Offices. The Corporation may have such corporate offices, anywhere within and without the State of Missouri as the Board of Directors from time to time may appoint, or the business of the Corporation may require. The “principal place of business” or “principal business” or “executive” office or offices of the Corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the Corporation in Missouri shall be deemed for all purposes to be in the county in which its registered office in Missouri is maintained.
     Records. The Corporation shall keep at its registered office in Missouri, or at its principal place of business, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholder lists mentioned in the by-laws.
     Inspection of Records. A shareholder, if he is entitled and demands to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate his right of inspection to his representative on the condition that, if the representative is not an attorney, the shareholder and representative agree with the Corporation to furnish to the Corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such representative. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment competitively of the Corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The corporation as a condition precedent to any shareholder’s inspection of the records of the Corporation may require the shareholder to indemnify the Corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

ARTICLE II
SEAL
     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words: Corporate Seal—Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE III
SHAREHOLDERS MEETINGS
     Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the Corporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, or by telephone conference as said Board of Directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose if consented to in writing by all of the shareholders entitled to vote thereat.
     Annual Meetings. An annual meeting of shareholders shall be held on the fourth Thursday in March of each year, if not a legal holiday, and if a legal holiday, then on the next business day following at 10:00 a.m., local time, or by telephone conference when the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
     Special Meetings. Special meetings of the shareholders may be held for any purpose or purposes. They may be called by the Chief Executive Officer, Chairman of the Board of Directors, Secretary, or any member of the Board of Directors, or upon the written request of the holders of not less than one-fourth of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the Board of Directors. Such special meeting may also be held by telephone conference.
     Action in Lieu of Meeting. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
     The “call” and the “notice” of any such meeting shall be deemed to be synonymous.
     Notice. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and in case of special meeting the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, not less than two days nor more than fifty days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.
     Any notice of a shareholders’ meeting can be sent by mail and shall be deemed to be delivered or mailed when deposited in the United States Mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation or by facsimile or telegram.
     Presiding Officials. Every meeting of the shareholders for whatever object, shall be convened (in the order shown) by the Chief Executive Officer, Chairman of the Board of Directors, Secretary or any member of the Board of Directors, or by the officer or person who called the meeting by notice as above provided (but it shall be presided over by the officers specified elsewhere in these by-laws), provided, however, that the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary elsewhere in these by-laws, may select any persons of their choosing to act as Chairman and Secretary of such meeting or any session thereof.
     Waiver of Notice. Whenever any notice is required to be given under the provisions of these by-laws, or the Articles of Incorporation of the Corporation or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.
     To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.
     Business Transacted at Annual Meetings. At each annual meeting of the shareholders, the shareholders shall elect a Board of Directors to hold office until the next succeeding annual meeting and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.
     Business Transacted at Special Meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote thereat.
     Quorum. Except as may be otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote thereat, whether present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law, by these By-Laws, or by the Articles of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.
     Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by vesting another person, with authority to exercise the voting power of any or all of his stock by executing in writing any voting trust agreement, proxy, or any other type of agreement, except as may be expressly limited by law or by the Articles of Incorporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     Voting. Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in his name on the books of the Corporation; but in the election of directors, cumulative voting shall prevail, that is to say, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and he may cast the whole number of such votes for one or more candidates. Directors shall not be elected in any other manner, unless such cumulative voting be unanimously waived by all shareholders present, in person or by proxy, and such waiver is permitted by law.
     No person shall be permitted to vote any shares belonging to the Corporation.
     If the Board of Directors shall not have closed the transfer books of the Corporation or set a record date for the determination of its shareholders entitled to vote, as otherwise provided in these by-laws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the Corporation shall have stood on the transfer books on a date twenty days previous to the date of the meeting.
     Registered Shareholders—Exceptions, Presumptions. The Corporation shall be entitled to treat the holder of any share or shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, Corporation or association, whether or not the Corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term “shareholder” as used in these by-laws means one who is a holder of record of shares of the Corporation; provided, however, that if permitted by law:
     Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such Corporation prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine;
     Shares standing in the name of a deceased person may be voted by his administrator or personal representative, either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy; but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his names;
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shareholders Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall for a period of ten days prior to the meeting be kept on file in the registered office of the Corporation in Missouri, and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger of transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting of shareholders.
     Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.
     Removal of Directors. The shareholders shall have the power by a vote of the holders of shares at any regular meeting or special meeting expressly called for that purpose, to remove any director from office with or without cause. Such meeting shall be held at any place prescribed by law or at any other place which may, under law, permissible be, and which is, designated in the notice of the special meeting. If less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.
ARTICLE IV
DIRECTORS
     Qualifications and Number. Each director shall be a natural person who is at least twenty-one years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Missouri unless required by law or the Articles of Incorporation.
     Unless and until changed, the number of directors to constitute the Board of Directors shall be the same number as is provided for the first Board of Directors in the Articles of Incorporation. The Board of Directors, if, to the extent, and in such manner as may be permitted by the Articles of Incorporation and by laws, shall have the power to change the number of directors, in which case any notice required by law of any such change shall be duly given. If the power to change these by-law provisions concerning the number of directors is not granted to the Board of Directors, such power shall be exercised by such vote of the shareholders entitled to vote as may be required in the Articles of Incorporation; and if no specific vote of the shareholders is required, then by a majority of the shareholders then entitled to vote.
     Powers of the Board of Directors. The property and business of the Corporation shall be managed by the directors, acting as a Board of Directors. The Board of Directors shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or by these by-laws, to do or cause to be done any and all lawful things for and in behalf of the Corporation (including, without limitation, the declaration of dividends on the outstanding shares of the Corporation and the payment thereof in cash, property or shares), and to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.
     Meetings of Newly Elected Board of Directors — Notice. The members of each newly elected Board of Directors shall meet: (i) immediately following the conclusion of the annual meeting of the shareholders for the purpose of electing officers and for such other purposes as may come before the meeting, and the time and place of such meeting shall be announced at the annual meeting of the shareholders by the chairman of such meeting, and no other notice to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (ii) if no meeting immediately following the annual meeting of shareholders in announced, at such time and place, either within or without the State of Missouri, as may be suggested or provided for by resolution of the shareholders at their annual meeting and no other notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (iii) if not so suggested or provided for by resolution of the shareholders or if a quorum of the directors shall not be present, at such time and place as may be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the newly elected directors in the same manner as provided in these by-laws with respect to the notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iv) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, at such time and place as may be consented to in writing by all of the newly elected directors. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.
     Regular Meetings — Notice. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors. Any business may be transacted at a regular meeting.
     Special Meetings — Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or any member of the Board of Directors, or by any one or more of the directors. The place may be within or without the State of Missouri as designated in the notice or by telephone conference.
     Written or printed notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting and the purpose thereof, shall be sent to each director via facsimile, telegram or hand-delivery, at least one (1) day before the time of which the meeting is to be held or by U.S. Mail at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If notice is given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting or by any director.
     “Notice” and “Call” with respect to such meeting shall be deemed to be synonymous.
     Action in Lieu of Meetings. Unless otherwise restricted by the Articles of Incorporation or the by-laws or by law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors.
     Meeting by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these by-laws or by law, members of the Board of Directors of the Corporation, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.
     Quorum. At all meetings of the Board of Directors a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these by-laws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these by-laws, shall be the act of the Board of Directors.
     Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.
     Waiver. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein.
     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where he attends for the express purpose, and so states at the opening of the meeting, of objection to the transaction of any business because the meeting is not lawfully called or convened.
     Vacancies. If the office of any director becomes vacant by reason of death or resignation, a majority of the survivors or remaining directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders’ meeting.
     Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an executive committee, such committee to consist of two or more directors of the Corporation. Such committee, except to the extent limited in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. In no event, however, shall the executive committee have any authority to amend the Articles of Incorporation, to adopt any plan of merger or consolidation with another Corporation or Corporations, to recommend to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Corporation if not made in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, to amend, alter or repeal the by-laws of the Corporation, to elect or remove officers of the Corporation or members of the executive committee, to fix the compensation of any member of the executive committee, to declare any dividend, or to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.
     The executive committee shall keep regular minutes of its proceedings and the same be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation shall act as secretary for the committee.
     Compensation of Director and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.
     Protection of Director for Reliance on Corporate Records. No director shall be liable for dividends legally declared, distributions legally made to shareholders, or any other action taken in reliance in good faith upon financial statements of the Corporation represented to him to be correct by the president of the Corporation or the officer having charge of the books of account, or certified by an accountant to fairly represent the financial condition of the Corporation; nor shall any such director be liable for determining in good faith the amount available for dividends or distributions by considering the assets to be of their book values.
ARTICLE V
OFFICERS
     Officers — Who Shall Constitute. The officers of the Corporation shall be a Chief Executive Officer, Chairman of the Board, President, and a Secretary. The Board, in its discretion, may elect one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. The Board of Directors shall elect or appoint a President and Secretary at its first meeting and at each annual meeting of the Board of Directors which shall follow the annual meeting of the shareholders. The Board of Directors then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a President and a Secretary. The Board of Directors may, if it desires, further identify or describe any one or more of such officers.
     An officer need not be a shareholder unless required by law or the Articles of Incorporation.

     Any two or more of such offices may be held by the same person.
     An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board of Directors may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.
     Advisory Board. The Advisory Board (if any) is appointed by the Board of Directors. The Chairman of the Advisory Board shall be invited to attend all Board of Directors meetings. The function of the Advisory Board shall be, when requested, to provide general advice and counsel. Any such advice and/or counsel shall not be binding upon the Board of Directors. In no event shall the Advisory Board have any authority to bind the Corporation or to act on behalf of or in the name of the Corporation.
     Term of Office. Each officer of the Corporation shall hold his office for the term for which said Director was elected or until he resigns or is removed by the Board of Directors, whichever first occurs.
     Appointment of Officers and Agents — Terms of Office. The Board of Directors from time to time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board of Directors or for such terms as the Board of Directors may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, or by an elected officer empowered by the Board of Directors to make such determination.
     Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power may, unless prohibited by law, be delegated by the Board of Directors to the Chairman of the Board of Directors (except as to his own compensation), or to a committee. Salaries and compensation of all other appointed officers and agents, and employees of the Corporation, may be fixed, increased or decreased by the Board of Directors or a committee thereof but until action is taken with respect thereto by the Board of Directors or a committee thereof, the same may be fixed, increased or decreased by the Chairman of the Board of Directors, or by such other officer or officers as may be empowered by the Board of Directors or a committee thereof to do so.
     Delegation of Authority to Hire, Discharge, Etc. The Board of Directors, from time to time, may delegate to the Chief Executive Officer, Chairman of the Board of Directors, the President or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.
     Chairman of the Board. The Chairman of the Board of Directors shall be appointed by the Board of Directors.
     The Chairman of the Board, when authorized to do so by the Board of Directors, may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal to be affixed thereto, and all other instruments for and in the name of the Corporation.
     The Chairman of the Board, when authorized to do so by the Board of Directors, may execute powers of attorney form, for, and in the name of the Corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the Corporation.
     The Chairman of the Board shall have such other or further duties and authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors, and the Board of Directors may from time to time delegate the responsibilities, duties, and authority to the Chairman to such extent as it may deem advisable.
     Chief Executive Officer. The Chief Executive Officer (if any) is appointed by the Board of Directors. In the event that the Chairman shall be absent or unable to act, or for any other reason the Board of Directors may deem sufficient, the Chief Executive Officer shall perform all of the functions, duties, powers and responsibilities performed by the Chairman provided a majority of the whole Board of Directors concurs therein.
     The Chief Executive Officer, when authorized to do so by the Board of Directors, may execute powers of attorney form, for, and in the name of the Corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the Corporation.
     The Chief Executive Officer shall have such other or further duties and authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors.
     The President. The President shall be the Chief Operating Officer of the Corporation. Except as otherwise provided for in these by-laws, the President shall preside at all meetings of the Shareholders and Directors. The President shall have general and active management of the business of the Corporation and shall carry into effect all directions and resolutions of the Board of Directors.
     The President shall have such other or further duties and authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors, and the Board of Directors may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

     Vice Presidents (if any). The Vice Presidents (if any) in the order of their seniority, as determined by the Board of Directors, shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.
     The Secretary. The Secretary shall attend all sessions of the Board of Directors and except as otherwise provided for in these by-laws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board of Directors or such committee to do so.
     The Secretary, when authorized to do so by the Board of Directors, may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal to be affixed thereto, and all other instruments for and in the name of the Corporation.
     The Secretary, when authorized to do so by the Board of Directors, may execute powers of attorney form, for, and in the name of the Corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the Corporation.
     The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these by-laws.
     The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or some office of the Corporation in Missouri, or elsewhere, are so maintained.
     The Secretary shall keep in safe custody the seal of the Corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his signature.
     The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors, under whose direct supervision the Secretary shall be.
     The Secretary shall have the general duties, powers, and responsibilities of a Secretary of a Corporation.
     The Assistant Secretary (if any). The Assistant Secretaries (if any), in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.
     The Treasurer (and Assistant Treasurers, if any). The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
     The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors and shall render to the chief executive officers of the Corporation and the directors, whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the Corporation.
     The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these by-laws or from time to time by the Board of Directors.
     The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a Corporation, and shall be the chief financial and accounting officer of the Corporation.
     If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Corporation.
     The Assistant Treasurers (if any) in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.
     If no Treasurer shall be appointed, the above referenced responsibilities shall be delegated to the Secretary unless otherwise directed by the Board of Directors.
     Bond. At the option of the Board of Directors, any officer may be required to give bond for the faithful performance of his duties.
     Checks and Other Instruments. All checks, drafts, notes, acceptances, bills of exchange and other negotiable and non-negotiable instruments and obligations for the payment of money, and all contracts, deeds, mortgages and all other papers and documents whatsoever, unless otherwise provided for by these by-laws, shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall determine and prescribe.
     Duties of Officers May be Delegated. If any officer of the Corporation shall be absent or unable to act, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the

Corporation or other responsible person, provided a majority of the whole Board of Directors concurs therein.
ARTICLE VI
SHARES OF STOCK
     Payment for Shares of Stock. The Corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise shall be considered as payment of any part of any share or shares.
     Certificates for Shares of Stock. The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, Corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the Chairman of the Board of Directors and the Treasurer or an Assistant Treasurer (if any) or the Secretary or an Assistant Secretary (if any) of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed. If the Corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.
     Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the Chairman of the Board and the Secretary may issue a duplicate certificate (plainly marked “duplicate”) in its place, upon the Corporation being fully indemnified therefor. Either of such officer may request the posting of an indemnity bond in favor of the Corporation whenever and to the extent that they deem appropriate as a precondition to the issuance of any duplicate certificate.
     Transfers of Shares. Transfer Agent. Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the secretary (or other person appointed and empowered by the Board of Directors to do so) or of a transfer agent or clerk for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable; but until and unless the Board of Directors appoints some other person, firm or Corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation (or other person appointed and empowered by the Board of Directors) shall be the transfer agent or clerk of the Corporation, without the necessity of any formal action of the Board of Directors, and the Secretary or other person shall perform all of the duties thereof.
     Closing of Transfer Books, Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of the shareholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of shareholders, of the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange or shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books, or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, the record date shall be the date that is twenty days previous to the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.
     Fractional Share Interests or Scrip. The Corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.

ARTICLE VII
INDEMNIFICATION
     Indemnification and Liability of Directors and Officers. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation (including the heirs, personal representatives, or estate of such person) shall be indemnified by the Corporation as a matter of right to the full extent permitted or authorized by the laws of the State of Missouri, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person (other than in an action by or in right of the Corporation) in his capacity as or arising out of his status as a director or officer of the Corporation or, if serving at the request of the Corporation, as a director or officer of another Corporation, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful.
     The Corporation shall also indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is nor was a director or officer of the Corporation or, if serving at the request of the Corporation, as a director or officer of another Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     The indemnification provided by this Article shall not be exclusive of any other rights to which those indemnified may be entitled under any other by-law provision or under any agreement, vote or stockholders or disinterested directors or otherwise, and shall not limit in any way right which the Corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.
     Any indemnification provided by this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made: (1) by the Board of Directors upon a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or even if so obtainable, a majority of directors who were not parties to such action, suit or proceeding so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.
     Expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner set forth in the immediately preceding paragraph, upon receipt of a written promise by or on behalf of the director or officer to repay such amount in the event it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the provisions of this Article.
     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or, if serving at the request of the Corporation, who is or was serving as a director or officer of another Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
     No person shall be liable to the Corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation or of any other Corporation which he serves as a director or officer at the request of the Corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such other Corporation, or of such other Corporation, which he had no reasonable grounds to disbelieve.
     To the extent that the foregoing provisions concerning indemnification and liability conflict with any provisions of. the Articles of Incorporation, the said Articles shall control.
ARTICLE VIII
GENERAL
     Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to (i) the determination of what part of the consideration received for shares of the Corporation shall be capital; (ii) Increasing capital; (iii) transferring surplus to capital; (iv) the consideration to be received by the Corporation for its shares; (v) all similar or related matters; and (vi) the determination of the terms of any and all classes of preferred stock; provided that any concurrent action or consent by or of the Corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.
     Dividends. Ordinary dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation and of any applicable law or statute, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock and, to the extent and in the manner provided by law, out of any available earned surplus or earnings of the Corporation.
     Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.
     Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conclusive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.
     Checks. All checks or instruments for the payment of money and all notes of the Corporation shall be signed by such officer of officers or such other person or person as the Board of Directors may from time to time designate. If no such designation is made, and unless and until the Board of Directors otherwise provides, the Chairman of the Board and Secretary shall have power to sign all such instruments for, and in behalf of and in the name of the Corporation, which are executed or made in the ordinary course of the Corporation’s business.
     Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the Corporation shall be determined and signified by the filing of the Corporation’s first federal income tax return, until such time, if any, as the fiscal year shall be changed by the Board of Directors.
     Directors’ Annual Statement. The Board of Directors may present at each annual meeting, and, when called for by vote of the shareholders, shall present to any annual or special meeting of the shareholders a general statement of the business and condition of the Corporation.